Exhibit 99.1

Inspire Medical Systems, Inc. Announces Third Quarter 2020 Financial Results
and Updates 2020 Outlook

MINNEAPOLIS, Minnesota - November 2, 2020 - Inspire Medical Systems, Inc. (NYSE: INSP) ("Inspire"), a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea, today reported financial results for the quarter ended September 30, 2020.

Recent Business Highlights
•Generated revenue of $35.8 million in the third quarter of 2020, a 72% increase over the same quarter last year
•Reported gross margin of 85.5% in the third quarter of 2020, an increase over the 83.4% reported in the same quarter last year
•Activated 42 new centers in the third quarter of 2020, bringing the total to 370 U.S. medical centers implanting Inspire therapy
•Created seven new sales territories in the third quarter of 2020, bringing the total to 98 U.S. sales territories
•New Category I CPT code specifically for hypoglossal nerve stimulation approved at the October American Medical Association (AMA) meeting

“We are extremely pleased with the strong performance demonstrated throughout our business in the third quarter,” said Tim Herbert, President and Chief Executive Officer of Inspire Medical Systems. “The 72% year-over-year revenue growth achieved in the third quarter reflects our strong restart once the shutdown from the COVID-19 pandemic lessened. While our growth includes patients who were delayed in receiving Inspire therapy due to the pandemic, we are especially excited about the increase in patient flow enabled by the significant increase in implant and diagnostic procedures, physician contacts, and prior authorization submissions. Therefore, based on our strong performance in the third quarter and the encouraging implant activity trends we are seeing, Inspire is increasing its full year 2020 revenue guidance to between $110 million and $112 million, an increase from our prior guidance of $88 million to $92 million.”

“The significant momentum in our business is being driven by multiple key factors, including the addition of a substantial number of new centers and territories, and broader commercial and Medicare insurance coverage,” continued Mr. Herbert. ”The 42 new U.S. implanting centers we added in the third quarter was well above our prior guidance of 20 to 24 new centers per quarter in 2020, and reflects a carry-over from centers unable to open in the second quarter due to COVID-19. Further, we created seven new sales territories in the third quarter in the U.S. We expect that these new centers and territories will have a beneficial impact on our long-term growth."

Inspire continues to achieve success in gaining additional coverage policies, with the most recent positive coverage decision being received from Humana, which provides health insurance coverage for approximately 16.7 million individuals in the U.S. Inspire ended the quarter with 59 commercial coverage policies representing 207 million lives under policy, in addition to Medicare coverage for Inspire therapy across the entire United States.

The Company continues to support prior authorization submissions, with 1,233 submissions in the third quarter resulting in 1,039 prior authorization approvals. In the third quarter of 2019, there were 812 submissions resulting in 672 approvals.

The American Academy of Otolaryngology (AAO), which is the ENT physician society in the U.S., submitted a new CPT code application specifically for hypoglossal nerve stimulation, and this code was approved as a Category I CPT code during the October 2020 meeting of the AMA CPT committee. This new code includes all elements of the Inspire system, including the neurostimulator, stimulation lead and sensing lead. The new code replaces the current use of the base code 64568 and the Category III add-on code for the sensing lead. With this approval, a formal survey will be conducted to determine the surgeon reimbursement levels. The results of this survey are expected to be announced in July 2021, with the formal code expected to be published in January 2022. A Category I code was also approved for Drug-Induced Sleep Endoscopy (DISE), which is the final procedure to determine which patients are appropriate for Inspire therapy. These two new codes are expected to have a positive impact on surgeon reimbursement levels, while not changing the hospital or surgical center payment.

Third Quarter 2020 Financial Results

Revenue was $35.8 million for the three months ended September 30, 2020, a 72% increase from $20.9 million in the corresponding period in the prior year. U.S. revenue for the quarter was $33.1 million, an increase of 78% as compared to the prior year quarter. Third quarter European revenue was $2.7 million, an increase of 23% as compared to the third quarter of 2019.

Gross margin increased to 85.5% for the three months ended September 30, 2020, compared to 83.4% for the corresponding prior year period, with the improvement primarily due to manufacturing efficiencies.

Operating expense increased to $40.5 million for the third quarter of 2020, as compared to $26.1 million in the corresponding prior year period, an increase of 56%. This planned increase primarily funded the expansion of the U.S. and European sales organizations, as well as increases in direct-to-patient marketing programs, continued product development efforts, and general corporate costs.

Net loss was $10.4 million for the third quarter of 2020, as compared to $8.2 million in the corresponding prior year period. The diluted net loss per share for the third quarter of 2020 was $0.39 per share, as compared to $0.34 in the prior year period.

As of September 30, 2020, cash, cash equivalents and investments were $234.6 million, compared to $155.7 million at December 31, 2019. This reflects the completion of Inspire's underwritten public offering in April 2020, which raised a total of $124.7 million of net proceeds, after underwriting fees and offering expenses.

Full Year 2020 Guidance

Given the positive trends during the third quarter, Inspire is increasing its full year 2020 revenue guidance to between $110 million to $112 million, representing growth of approximately 34% to 37% over full year 2019 revenue of $82.1 million. Gross margin for full year 2020 is now anticipated to be in the range of 84% to 85%. This compares to the prior revenue guidance of $88 million to $92 million and gross margin guidance of 82% to 84%.

In addition, Inspire is increasing its guidance around the opening of new U.S. medical centers to a range of 28 to 30 in the fourth quarter, as compared to the prior guidance of 20 to 24 centers per quarter in 2020. The Company is maintaining its full year 2020 guidance of adding six to seven new territories per quarter for the fourth quarter.

Webcast and Conference Call

Inspire’s management will host a conference call after market close today, Monday, November 2, 2020, at 5:00 p.m. Eastern Time to discuss these results and answer questions.

Monday, November 2nd at 5:00 p.m. Eastern Time:
Domestic:            877-407-0792
International:            201-689-8263
Conference ID:            13710653
Webcast:            http://public.viavid.com/index.php?id=141564

To listen to a live webcast, please visit the Investors section of the Inspire website at www.inspiresleep.com. The webcast replay will be available on the Inspire website for two weeks following the completion of the call.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding full year 2020 financial and operational outlook, new U.S. medical centers and territories expected in the fourth quarter of 2020, timing of survey results on the new CPT code for hypoglossal nerve stimulation and surgeon reimbursement levels. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of the ongoing and global COVID-19 pandemic; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; the timing or likelihood of regulatory filings and approvals; risks related to our debt and capital structure; our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement; tax risks; risks that we may be deemed an investment company under the Investment Company Act of 1940; regulatory risks; risks related to our ceasing to qualify as a smaller reporting company or an emerging growth company; the volatility of the trading price of our common stock; and our expectations about market trends. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Contact:
Bob Yedid
LifeSci Advisors
646-597-6989
Bob@LifeSciAdvisors.com

INSPIRE MEDICAL SYSTEMS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$35,842	$20,862	$69,372	$55,144
Cost of goods sold	5,211	3,456	10,462	9,404
Gross profit	30,631	17,406	58,910	45,740
Operating expenses:
Research and development	7,307	3,623	18,807	9,072
Selling, general and administrative	33,216	22,434	89,249	62,272
Total operating expenses	40,523	26,057	108,056	71,344
Operating loss	(9,892)	(8,651)	(49,146)	(25,604)
Other expense (income):
Interest income	(125)	(903)	(1,015)	(3,025)
Interest expense	533	529	1,584	1,589
Other income, net	(2)	(30)	(83)	(5)
Total other expense (income)	406	(404)	486	(1,441)
Loss before income taxes	(10,298)	(8,247)	(49,632)	(24,163)
Income taxes	87	—	87	—
Net loss	(10,385)	(8,247)	(49,719)	(24,163)
Other comprehensive loss:
Unrealized (loss) gain on investments	(81)	39	(29)	142
Total comprehensive loss	$(10,466)	$(8,208)	$(49,748)	$(24,021)
Net loss per share, basic and diluted	$(0.39)	$(0.34)	$(1.93)	$(1.02)
Weighted average common shares used to compute net loss per share, basic and diluted	26,835,603	23,940,430	25,767,497	23,713,705

INSPIRE MEDICAL SYSTEMS, INC.
BALANCE SHEETS (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$178,705	$22,860
Investments, short-term	55,932	126,605
Accounts receivable, net of allowance for credit losses of $42 and $48, respectively	21,101	13,131
Inventories	8,966	5,834
Prepaid expenses and other current assets	2,219	2,206
Total current assets	266,923	170,636
Investments, long-term	—	6,276
Property and equipment, net	4,309	3,045
Operating lease right-of-use asset	171	915
Other non-current assets	381	381
Total assets	$271,784	$181,253
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,743	$4,459
Accrued expenses	11,455	12,397
Total current liabilities	18,198	16,856
Notes payable	24,689	24,522
Other non-current liability	74	40
Total liabilities	42,961	41,418
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common Stock, $0.001 par value per share; 200,000,000 shares authorized; 26,920,845 and 24,107,350 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	27	24
Additional paid-in capital	458,586	319,865
Accumulated other comprehensive income	73	102
Accumulated deficit	(229,863)	(180,156)
Total stockholders' equity	228,823	139,835
Total liabilities and stockholders' equity	$271,784	$181,253